Exhibit 99.1

Planar Reports Fiscal First Quarter 2015 Financial Results

57% Increase in Digital Signage Product Sales to Record $29.8 Million Drives $0.17 Non-GAAP EPS

BEAVERTON, Ore. – February 3, 2015 – Planar Systems, Inc. (NASDAQ: PLNR), a global leader in display and digital signage technology, reported financial results for the fiscal first quarter ended December 26, 2014.

Fiscal Q1 2015 Financial Highlights (compared to the same-year-ago quarter)

•	Digital Signage (DS) product sales up 57% to a record $29.8 million.

•	Commercial and Industrial (C&I) product sales up 21% to $26.0 million.

•	Non-GAAP net income up $2.7 million to $3.8 million or $0.17 per diluted share (see reconciliation to GAAP, below).

•	GAAP net income up 390% to $3.1 million or $0.14 per diluted share.

•	Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, and amortization of non-cash stock-based compensation) increased 157% to $4.3 million (see reconciliation to GAAP, below).

Fiscal Q1 2015 Key Financial Metrics

(in millions except per share data and percentages)	Q1 2015	vs. Q1 2014	Change	Change (%)
Revenue	$55.8	$40.5	$15.3	38%
Gross Profit	$14.4	$9.7	$4.7	48%

GAAP Net Income	$3.1	$0.6	$2.5	390%
GAAP EPS	$0.14	$0.03	$0.11	367%

Non-GAAP Gross Profit*	$14.5	$9.8	$4.7	48%
Non-GAAP Gross Profit (%)	26.0%	24.1%	1.9%

Non-GAAP Net Income*	$3.8	$1.1	$2.7	253%
Non-GAAP EPS*	$0.17	$0.05	$0.12	240%

Non-GAAP EBITDA*	$4.3	$1.7	$2.6	157%
Non-GAAP EBIDTA (%)	7.7%	4.1%	3.6%

*	For each of the non-GAAP figures above, please see the reconciliation to GAAP figures presented below.

Fiscal Q1 2015 Operational Highlights

•	Expanded the company’s award-winning line of Clarity™ Matrix LCD Video Wall Systems with two new ultra-narrow bezel LCD models, bringing superior visual performance to an even wider variety of video wall applications.

•	Collaborated with BrightSign, a leader in digital signage media players, to create the world’s tallest Planar® Mosaic™ Architectural Video Wall at a luxury hotel in Florida.

•	Introduced the Planar® UltraRes™ 98” Touch LCD display, the industry’s largest 4K touch display.

Fiscal Q1 2015 Financial Results

Total revenue increased 38% to $55.8 million from $40.5 million in the first quarter of fiscal 2014. The improvement was driven by a 57% increase in sales of the company’s DS products, which totaled a record $29.8 million (or 53% of total revenue) compared to $19.0 million (or 47% of total revenue) in the same year-ago period. Sales of C&I products increased 21% to $26.0 million (or 47% of total revenue) compared to $21.5 million (or 53% of total revenue) in the same year-ago quarter.

Consolidated gross profit margin as a percentage of sales (on a non-GAAP basis) was 26%, an improvement from 24% in the first quarter of fiscal 2014 (see reconciliation to GAAP, below). The increase was due to lower labor and overhead expenses related to improved capacity utilization, as well as a change in the mix of products sold towards higher margin DS products.

Non-GAAP operating expenses totaled $10.8 million compared to $8.8 million in the same quarter last year (see reconciliation to GAAP, below). The increase was primarily due to higher sales and marketing expenses.

GAAP net income totaled $3.1 million or $0.14 per diluted share, an increase of 390% or $0.11 per diluted share from $630,000 or $0.03 per diluted share in the first quarter of fiscal 2014.

Non-GAAP net income totaled $3.8 million or $0.17 per diluted share, an increase of 253% or $0.12 per diluted share from $1.1 million or $0.05 per diluted share in the same year-ago quarter (see reconciliation to GAAP, below).

Non-GAAP EBITDA increased 157% to $4.3 million from $1.7 million in the first quarter of fiscal 2014 (see reconciliation to GAAP, below).

At December 26, 2014, the company’s cash balance totaled $14.9 million, up 14% from $13.1 million at September 26, 2014.

Management Commentary

“During our first quarter of fiscal 2015, we continued to make substantial progress in our strategic transformation into a higher growth, more profitable company,” said Gerry Perkel, the company’s president and CEO. “In fact, revenue generated by digital signage product sales hit a new record high, as well as crossed over to more than 50% of total revenue for the first time. This record level of DS product sales was driven by continued strong demand for our leading digital signage product offerings, which includes our suite of LCD video walls and large format and 4K LCD displays.”

“Our strategy has been to focus on the fast-growing market for digital signage products and during the quarter we expanded our selling and marketing resources in order to better capitalize on the strong industry momentum,” continued Perkel. “This included strengthening our relationships with key value-added resellers and adding new resellers to our network. Along with producing the award-winning products and ‘industry firsts,’ like our UltraRes 98” Touch LCD display, these relationships have become an integral part of our differentiated growth strategy to capture market share and drive revenue growth.”

Business Outlook

Planar expects to see continued strong year-over-year revenue growth from its digital signage and custom C&I products in the second quarter of fiscal 2015. The company expects revenue to follow its historical seasonal pattern of sequential decline and as a result anticipates revenue in its second fiscal quarter ending March 27, 2015 to range between $47 million and $50 million, which would represent an increase of 14% to 22% compared to the same year-ago quarter. Non-GAAP net income for the second fiscal quarter of 2015 is expected to range between $0.07 and $0.10 per diluted share, compared to $0.03 per diluted share in the same year-ago quarter.

Conference Call

Management will discuss the results of operations and business outlook on a conference call later today (February 3, 2015) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time).

Planar President and CEO Gerry Perkel and CFO Ryan Gray will host the call, followed by a question and answer period.

U.S. dial-in: (888) 713-4199

International dial-in: (617) 213-4861

Passcode: 31607515

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at http://investor.planar.com/phoenix.zhtml?c=111133&p=irol-irhome.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available after 9:00 p.m. Eastern time on the same day through March 4, 2015.

U.S. replay dial-in: (888) 286-8010

International replay dial-in: (617) 801-6888

Replay ID: 47983043

About Planar Systems

Planar Systems, Inc. (NASDAQ: PLNR) is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format LCD displays, interactive touch screen monitors and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements under the “Business Outlook” heading relating to the Company’s expected revenue growth, revenue range and non-GAAP income per share range for the second quarter of fiscal 2015. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or weakened domestic and international business and economic conditions; changes or reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures, increased commoditization or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of labor unrest (including the present work slowdowns and certain west coast ports) or natural disasters; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Note Regarding the Use of non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures that exclude certain items set forth in the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The exclusions relate primarily to charges of a non-cash nature. Management uses the non-GAAP financial measures for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate the Company’s results on a consolidated basis compared to those of other companies. In addition, management uses certain of these measures when publicly providing forward-looking statements on expectations regarding future consolidated basis financial results. The Company discloses this information to the public to enable investors to be able to more easily assess the Company’s performance on the same basis applied by management. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Company Contact

Planar Systems, Inc.

Ryan Gray

(503) 748-8911

ryan.gray@planar.com

Investor Contact

Liolios Group, Inc.

Matt Glover or Michael Koehler

(949) 574-3860

PLNR@liolios.com

Media Contact

Kim Brown

Planar Systems, Inc.

(503) 748-6724

kim.brown@planar.com

Planar Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	Dec. 26, 2014	Dec. 27, 2013
Sales	$55,780	$40,455
Cost of Sales	41,374	30,723

Gross Profit	14,406	9,732

Operating Expenses:
Research and development, net	1,632	1,244
Sales and marketing	6,088	4,673
General and administrative	3,985	3,267
Restructuring	10	11

Total Operating Expenses	11,715	9,195

Income from operations	2,691	537

Non-operating income (expense):
Interest, net	139	53
Foreign exchange, net	268	(43)
Other, net	104	175

Net non-operating income	511	185

Income before taxes	3,202	722
Provision for income taxes	113	92

Net Income	$3,089	$630

Net Income per share - basic	$0.14	$0.03
Net Income per share - diluted	$0.14	$0.03

Weighted average shares outstanding - basic	21,770	21,113
Weighted average shares outstanding - diluted	22,310	21,416

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Dec. 26, 2014	Sep. 26, 2014
ASSETS
Cash	$14,907	$13,068
Accounts receivable, net	28,223	28,333
Inventories	28,798	26,805
Other current assets	5,119	3,909

Total current assets	77,047	72,115

Property, plant and equipment, net	4,716	5,039
Other assets	5,829	7,250

	$87,592	$84,404

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$19,674	$18,176
Current portion of capital leases	161	394
Deferred revenue	1,336	1,637
Other current liabilities	13,156	12,974

Total current liabilities	34,327	33,181

Other long-term liabilities	4,341	5,189

Total liabilities	38,668	38,370

Common stock	189,096	188,127
Retained deficit	(135,934)	(138,508)
Accumulated other comprehensive loss	(4,238)	(3,585)

Total shareholders’ equity	48,924	46,034

	$87,592	$84,404

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Dec. 26, 2014	Dec. 27, 2013
Gross Profit:
GAAP Gross Profit	14,406	9,732

Share-based compensation	77	25

Total Non-GAAP adjustments	77	25

NON-GAAP GROSS PROFIT	14,483	9,757

NON-GAAP GROSS PROFIT PERCENTAGE	26.0%	24.1%

Research and Development:
GAAP research and development expense	1,632	1,244

Share-based compensation	(22)	(9)

Total Non-GAAP adjustments	(22)	(9)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	1,610	1,235

Sales and Marketing:
GAAP sales and marketing expense	6,088	4,673

Share-based compensation	(191)	(37)

Total Non-GAAP adjustments	(191)	(37)

NON-GAAP SALES AND MARKETING EXPENSE	5,897	4,636

General and Administrative:
GAAP General and Administrative Expense	3,985	3,267

Share-based compensation	(654)	(343)

Total Non-GAAP adjustments	(654)	(343)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,331	2,924

Operating Expenses:
GAAP Total Operating Expenses	11,715	9,195

Share-based compensation	(867)	(389)
Restructuring charges	(10)	(11)

Total Non-GAAP adjustments	(877)	(400)

NON-GAAP TOTAL OPERATING EXPENSES	10,838	8,795

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Dec. 26, 2014	Dec. 27, 2013
Income from Operations:
GAAP income from operations	2,691	537

Share-based compensation	944	414
Restructuring charges	10	11

Total Non-GAAP adjustments	954	425

NON-GAAP INCOME FROM OPERATIONS	3,645	962

Income before taxes & EBITDA:
GAAP income before taxes	3,202	722

Share-based compensation	944	414
Restructuring charges	10	11
Foreign exchange, net	(268)	43

Total Non-GAAP adjustments	686	468

NON-GAAP INCOME BEFORE TAXES	3,888	1,190

Depreciation	398	478

NON-GAAP EBITDA	4,286	1,668

Net Income:
GAAP Net Income	3,089	630

Share-based compensation	944	414
Restructuring charges	10	11
Foreign exchange, net	(268)	43
Income tax effect of reconciling items	—	(28)

Total Non-GAAP adjustments	686	440

NON-GAAP NET INCOME	3,775	1,070

GAAP weighted average shares outstanding—basic	21,770	21,113
GAAP weighted average shares outstanding—diluted	22,310	21,416
NON-GAAP weighted average shares outstanding—diluted	22,310	21,416

GAAP Net Income per share - basic	$0.14	$0.03
Non-GAAP adjustments detailed above	0.03	0.02
NON-GAAP NET INCOME PER SHARE (basic)	$0.17	$0.05

GAAP Net Income per share - diluted	$0.14	$0.03
Non-GAAP adjustments detailed above	0.03	0.02
NON-GAAP NET INCOME PER SHARE (diluted)	$0.17	$0.05

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Three months ended			% Change
	Dec. 26, 2014	Dec. 27, 2013	Sep. 26, 2014	vs. Prior Year	vs. Prior Quarter
Digital Signage Sales	$29.8	$19.0	$25.2	57%	18%

Commercial & Industrial Sales	26.0	21.5	28.4	21%	-9%
Custom Commercial & Industrial	8.3	3.3	7.2	153%	15%
Desktop Monitors	9.2	8.1	11.4	14%	-19%
Touch Monitors	2.9	3.2	3.6	-11%	-20%
Rear Projection Cubes	4.8	5.0	5.1	-4%	-6%
High-end Home	0.8	1.7	1.1	-51%	-26%
Other	—	0.2	—	-96%	0%

Total Sales	$55.8	$40.5	$53.6	38%	4%

###